Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Laurence Stephenson, the President, Principal Executive Officer, Principal Financial Officer, Secretary, Treasurer and a director of Impala Mineral Exploration Corp., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q of Impala Mineral Exploration Corp., for the quarterly period ended March 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Impala Mineral Exploration Corp.
/s/ Laurence Stephenson Laurence Stephenson President, Principal Executive Officer, Principal Financial Officer, Secretary, Treasurer and a director Date: May 22, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Impala Mineral Exploration Corp. and will be retained by Impala Mineral Exploration Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

__________